Exhibit 99(e)

KEYCORP STUDENT LOAN TRUST 2004-A

OFFICERS’ CERTIFICATE

Deutsche Bank Trust Company Americas, IT
60 Wall Street, 26th Floor – MS NYC60-2606
New York, NY 10005
ATTN: Corporate Trust & Agency Group
Phone: (212) 250-8522
Fax: (212) 797-8606

Pursuant to Section 3.09 of the Indenture between KeyCorp Student Loan Trust 2004-A, as Issuer, and Deutsche Bank Trust Company Americas as Indenture Trustee, dated August 1, 2004, the undersigned hereby certifies that (i) a review of the activities of the Issuer from the inception of the Trust, through December 31, 2004, and of its performance under the Indenture has been made, and (ii) to the best of my knowledge, based on such review, the Issuer has fulfilled all its obligations under the Indenture throughout such period.

KEYCORP STUDENT LOAN TRUST 2004-A,

	By:	KeyBank National Association, successor
in interest to Key Bank USA, National
Association, as Administrator

Date: March 14, 2005		By: /S/ DANIEL G. SMITH

Name: Daniel G. Smith
Title: Senior Vice President

By: /S/ KRISTA C. NEAL

Name: Krista C. Neal
Title: Vice President